Exhibit 99.1

Sana Biotechnology Reports First Quarter 2021 Financial Results and Business Updates

Presented key proof of concept data for multiple platforms at AACR 2021

Q1 2021 cash position of $981.9 million

SEATTLE — May 5, 2021 — Sana Biotechnology, Inc. (NASDAQ: SANA), a company focused on creating and delivering engineered cells as medicines, today reported financial results and business highlights for the first quarter of 2021.

“We continue to make progress across our platforms and pipeline, targeting a broad set of diseases,” said Steve Harr, Sana’s President and Chief Executive Officer. “In the first quarter, we bolstered our balance sheet, continued to build our capabilities, and moved forward our science. We recently presented scientific data at a medical conference for the first time, highlighting the potential of both our in vivo delivery platform and our ex vivo hypoimmune platform to make innovative CAR T therapies for cancer patients. We look forward to presenting more scientific data and progress updates from our various pipeline programs at conferences this year.”

Recent Corporate Scientific Highlights

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Presented proof of concept animal studies from the in vivo fusogen T cell and ex vivo hypoimmune allogeneic T cell programs at the American Association for Cancer Research Annual Meeting 2021, highlighting the platforms’ ability to make potentially differentiated CAR T cells.

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A single intravenous dose of targeted fusosomes enables specific delivery of a CD19 CAR transgene to CD8+ T cells, creating CAR T cells in vivo, that show a dose-dependent anti-tumor response regardless of prior T cell activation status.

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Hypoimmunogenic CAR T cells show the ability to functionally evade the innate and adaptive immune system in allogeneic recipients and demonstrate tumor killing, potentially leading to universal CAR T cells that can persist without immunosuppression.

First Quarter 2021 Financial Results

GAAP Results

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Cash Position: Cash, cash equivalents, and marketable securities as of March 31, 2021 were $981.9 million compared to $412.0 million as of December 31, 2020, an increase of $569.9 million. Sana successfully completed its initial public offering in February 2021 and issued 27.0 million shares of common stock, including 3.5 million shares pursuant to the full exercise of the underwriters’ option to purchase additional shares, at a price of $25.00 per share, for net proceeds of $626.4 million.

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Research and Development Expenses: Research and development expenses for the three months ended March 31, 2021, inclusive of non-cash expenses, were $168.9 million compared to $27.3 million for the three months ended March 31, 2020. The increase of $141.6 million was primarily due to non-cash expenses for the increase in the estimated fair value of the success payment liabilities in aggregate and contingent consideration of $115.7 million and $11.4 million, respectively. The increase was also due to personnel-related expenses related to increased headcount to expand Sana’s research and development capabilities, costs for preclinical studies, laboratory supplies, and facility costs. Research and development expenses include stock-based compensation of $2.5 million for the three months ended March 31, 2021 and $0.6 million for the three months ended March 31, 2020.

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General and Administrative Expenses: General and administrative expenses for the three months ended March 31, 2021, inclusive of non-cash expenses, were $11.8 million compared to $6.0 million for the three months ended March 31, 2020. The increases of $5.8 million was primarily due to increased personnel-related expenses attributable to an increase in headcount to build our infrastructure, consulting and legal fees, insurance associated with being a public company, and facility costs. General and administrative expenses include stock-based compensation of $1.5 million for the three months ended March 31, 2021 and $0.1 million for the three months ended March 31, 2020.

•	Net Loss: Net loss for the three months ended March 31, 2021 was $180.6 million, or $1.52 per share, compared to $32.9 million, or $3.04 per share, for the three months ended March 31, 2020.

Non-GAAP Measures

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Non-GAAP Operating Cash Burn: Non-GAAP operating cash burn for the three months ended March 31, 2021 was $48.9 million compared to $29.5 million for the three months March 31, 2020. Non-GAAP operating cash burn is the decrease in cash, cash equivalents, and marketable securities excluding cash inflows from financing activities, cash outflows from business development activities, and the purchase of property and equipment.

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Non-GAAP Research and Development Expenses: Non-GAAP research and development expenses for the three months ended March 31, 2021 were $41.9 million compared to $26.0 million for the three months ended March 31, 2020. Non-GAAP research and development expenses excludes one-time costs to acquire technology and non-cash expenses related to the change in the estimated fair value of contingent consideration and success payment liabilities.

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Non-GAAP Net Loss: Non-GAAP net loss for the three months ended March 31, 2021 was $53.6 million, or $0.45 per share, compared to $31.6 million, or $2.92 per share, for the three months ended March 31, 2020. Non-GAAP net loss excludes one-time costs to acquire technology and non-cash expenses related to the change in the estimated fair value of contingent consideration and success payment liabilities.

A discussion of non-GAAP measures, including a reconciliation of GAAP and non-GAAP measures, is presented below under “Non-GAAP Financial Measures.”

About Sana

Sana Biotechnology, Inc. is focused on creating and delivering engineered cells as medicines for patients. We share a vision of repairing and controlling genes, replacing missing or damaged cells, and making our therapies broadly available to patients. We are more than 280 people working together to create an enduring company that changes how the world treats disease. Sana has operations in Seattle, Cambridge, and South San Francisco.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Sana Biotechnology, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s vision, progress, and business plans; expectations for its development programs, product candidates and technology platforms, including its pre-clinical development plans and timing expectations; updates at scientific and medical conferences; and the ability to make CAR T cells that evade the innate and adaptive immune system or that persist without immunosuppression. All statements other than statements of historical facts contained in this press release, including, among others, statements regarding the Company’s strategy, expectations, cash runway and future financial condition, future operations, and prospects, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results to vary materially, including, among others, the risks inherent in drug development such as those associated with the initiation, cost, timing, progress and results of the Company’s current and future research and development programs, preclinical and clinical trials, as well as the economic, market and social disruptions due to the ongoing COVID-19 public health crisis. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K dated March 24, 2021 and Quarterly Report on Form 10-Q dated May 5, 2021. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

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Investor Relations:

Nicole Keith

investor.relations@sana.com

Media:

Morgan Warners, Finsbury Glover Hering

media@sana.com

Sana Biotechnology, Inc.

Unaudited Selected Consolidated Balance Sheet Data

	March 31, 2021	December 31, 2020
	(in thousands)
Cash, cash equivalents, and marketable securities	$981,864	$411,995
Total assets	1,304,466	730,296
Contingent consideration	133,294	121,901
Success payment liabilities	192,151	76,494
Total liabilities	422,483	298,583
Convertible preferred stock	-	852,897
Total stockholders' equity (deficit)	881,983	(421,184)

Sana Biotechnology, Inc.

Unaudited Consolidated Statements of Operations

	Three Months Ended March 31,
	2021	2020
	(in thousands, except per share data)
Operating expenses:
Research and development	$168,930	$27,320
General and administrative	11,821	5,955
Total operating expenses	180,751	33,275
Loss from operations	(180,751)	(33,275)
Interest income, net	121	395
Other income, net	13	5
Net loss	$(180,617)	$(32,875)
Net loss per share, basic and diluted	$(1.52)	$(3.04)
Weighted-average shares outstanding, basic and diluted	119,131	10,820

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), Sana uses certain non-GAAP financial measures to evaluate its business. Sana’s management believes that these non-GAAP financial measures are helpful in understanding Sana’s financial performance and potential future results, as well as providing comparability to peer companies and period over period. In particular, Sana’s management utilizes non-GAAP operating cash burn, non-GAAP research and development expense and non-GAAP net loss and net loss per share. Sana believes the presentation of these non-GAAP measures provides management and investors greater visibility into the Company’s ongoing actual costs to operate its business, including actual research and development costs unaffected by non-cash valuation changes and one-time expenses for acquiring technology, as well as facilitating a more meaningful comparison of period to period activity. Sana excludes these items because they are highly variable from period to period and, in respect of the non-cash expenses, provides investors with insight into the actual cash investment in the development of its therapeutic programs and platform technologies.

These are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with Sana’s financial statements prepared in accordance with GAAP. These non-GAAP measures differ from GAAP measures with the same captions, may be different from non-GAAP financial measures with the same or similar captions that are used by other companies, and do not reflect a comprehensive system of accounting. Sana’s management uses these supplemental non-GAAP financial measures internally to understand, manage, and evaluate Sana’s business and make operating decisions. In addition, Sana’s management believes that the presentation of these non-GAAP financial measures is useful to investors because they enhance the ability of investors to compare Sana’s results from period to period and allows for greater transparency with respect to key financial metrics Sana uses in making operating decisions. The following are reconciliations of GAAP to non-GAAP financial measures:

Sana Biotechnology, Inc.

Unaudited Reconciliation of Change in Cash, Cash Equivalents, and Marketable Securities to

Non-GAAP Operating Cash Burn

	Three Months Ended March 31,
	2021	2020
	(in thousands)
Beginning cash, cash equivalents, and marketable securities	$411,995	$138,982
Ending cash, cash equivalents, and marketable securities	981,864	103,841
Change in cash, cash equivalents, and marketable securities	569,869	(35,141)
Cash paid to purchase property and equipment	6,440	5,600
Change in cash, cash equivalents, and marketable securities, excluding capital expenditures	576,309	(29,541)
Adjustments:
Cash paid to acquire technology(1)	1,246	-
Net proceeds received from the initial public offering of common stock	(626,405)	-
Operating cash burn - Non-GAAP	$(48,850)	$(29,541)

(1)	The non-GAAP adjustment of $1.2 million for the three months ended March 31, 2021 is the holdback payment in connection with the acquisition of Cytocardia, Inc. in November 2019.

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Research and Development Expense

	Three Months Ended March 31,
	2021	2020
	(in thousands)
Research and development expense - GAAP	$168,930	$27,320
Adjustments:
Change in the estimated fair value of the success payment liabilities(1)	(115,657)	(552)
Change in the estimated fair value of contingent consideration(2)	(11,393)	(362)
Change in the estimated fair value of contingent liability(3)	-	(373)
Research and development expense - Non-GAAP	$41,880	$26,033

Sana Biotechnology, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share

	Three Months Ended March 31,
	2021	2020
	(in thousands, except per share data)
Net loss - GAAP	$(180,617)	$(32,875)
Adjustments:
Change in the estimated fair value of the success payment liabilities(1)	115,657	552
Change in the estimated fair value of contingent consideration(2)	11,393	362
Change in the estimated fair value of contingent liability(3)	-	373
Net loss - Non-GAAP	$(53,567)	$(31,588)
Net loss per share - GAAP	$(1.52)	$(3.04)
Adjustments:
Change in the estimated fair value of the success payment liabilities(1)	0.97	0.05
Change in the estimated fair value of contingent consideration(2)	0.10	0.03
Change in the estimated fair value of contingent liability(3)	-	0.03
Net loss per share - Non-GAAP	$(0.45)	$(2.93)
Weighted-average shares outstanding, basic and diluted	119,131	10,820

(1)

For the three months ended March 31, 2021 and 2020, the expense related to the Cobalt success payment liability was $91.8 million and $0.3 million, respectively and the expense related to the Harvard success payment liability was $23.9 million and $0.2 million, respectively.

(2)	The contingent consideration was recorded in connection with the acquisition of Cobalt.
(3)	The contingent liability was recorded in connection with the Harvard license agreement and paid in June 2020.